UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 31, 2008
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-33169 (Commission File Number)	41-1967918 (IRS Employer Identification No.)
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
SIGNATURES

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (b) On April 4, 2008, Carl B. Walking Eagle Sr., a director of our company, provided us with a letter of resignation from our Board of Directors, effective March 31, 2008.
     (d) On March 31, 2008, the Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, appointed Geoffrey J. Obeney as a new director. Each of our directors is elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until his or her respective successor is elected and duly qualified, or until his or her death, resignation or removal.
     Mr. Obeney, age 50, has served as the Vice President, Information Technology for Terra Industries, Inc. since February 2008. From November 2005 to January 2008, he was the Interim Chief Executive Officer of Spirit Computing, Ltd. From October 2004 to October 2005, he served as Chief Information Officer of SEI LLC, a start up company. From July 2003 to October 2004, he was the Vice

President, Technology Infrastructure Services for W.W. Grainger, Inc. Mr. Obeney served as the Vice President Technology Infrastructure for Gateway, Inc. from March 1999 to July 2003.
     There are no arrangements or understandings between Mr. Obeney and any other person pursuant to which Mr. Obeney was elected as a director. Mr. Obeney has not been appointed to any Committees of the Board at this time. There are no transactions in which Mr. Obeney has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     As a non-employee director, Mr. Obeney is entitled to a grant of a five-year option for the purchase of 40,000 shares of common stock, 10,000 shares which vest and become exercisable on the date of grant, and additional increments of 10,000 shares become exercisable and vest upon his reelection to the Board. Furthermore, we pay the following non-employee director compensation: (1) $7,500 in annual compensation for the Lead Director and $3,500 annual compensation for each Committee Chair; and (2) board and committee meeting fees for non-employee directors as follows: full board meetings ($1,000) and committee meetings ($750). Attendance at meetings on a telephonic basis and not in person with other members of the board or committee earns one-half the stated rate of compensation. For the purposes of earning the cash compensation for meeting attendance as set forth above, “attendance” shall not include attending a meeting that lasts for 15 minutes or less.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2008	Wireless Ronin Technologies, Inc.
	By:	/s/ John A. Witham
John A. Witham
Executive Vice President and Chief Financial Officer